Exhibit 10.2

AMENDMENT NO. 1 TO TERM LOAN AGREEMENT

This AMENDMENT NO. 1 TO TERM LOAN AGREEMENT, dated as of July 1, 2015 (this “Amendment”), among Harris Corporation, a Delaware corporation (the “Borrower”) and the Lenders under the Loan Agreement (each as defined below) party hereto amends the Term Loan Agreement, dated as of March 16, 2015 (as amended, restated, extended, supplemented, modified and otherwise in effect on the date hereof, the “Loan Agreement”), among, inter alios, the Borrower, each lender from time to time party thereto (the “Lenders”) and Morgan Stanley Senior Funding, Inc., as administrative agent (in such capacity, together with its successors and permitted assigns, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower and the Lenders party hereto constituting the Required Lenders wish to amend the Loan Agreement as set forth herein.

NOW THEREFORE, in consideration of the foregoing recital, mutual agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lenders party hereto hereby agree as follows:

Section 1. Defined Terms. All capitalized terms used but not defined in this Amendment shall have the respective meanings specified in the Loan Agreement.

Section 2. Amendments to the Loan Agreement. The parties agree that the Loan Agreement is amended as follows:

(a) The following definition is hereby inserted in the appropriate alphabetical location into Section 1.01:

“Restrictive Covenant” has the meaning set forth in Section 7.07.

(b) The definition of “Existing Revolving Credit Agreement” is amended by replacing such definition in its entirety with the following:

“Existing Revolving Credit Agreement” means that certain Revolving Credit Agreement, dated as of July 1, 2015, by and among the Borrower, certain of its Subsidiaries, the lenders from time to time party thereto and SunTrust Bank, as administrative agent.

(c) Section 7.07 of the Loan Agreement is amended by replacing such Section in its entirety with the following:

Section 7.07. Restrictive Agreements. Enter into, incur or permit to exist, or permit any Material Subsidiary to, enter into, incur or permit to exist, directly or indirectly, any agreement that prohibits, restricts or imposes any condition upon the ability of any Material Subsidiary to pay dividends or other distributions with respect to its common stock, to make or repay loans or advances to the Borrower or any other Restricted Subsidiary or to transfer any of its property or assets to the Borrower or any Restricted Subsidiary (each, a “Restrictive Covenant”); provided, that (i) the foregoing shall not apply to restrictions or conditions imposed (x) by Law, (y) by this Agreement or any other Loan Document, or (z) by the Existing Revolving Credit Agreement or any amendment, restatement, modification, replacement or refinancing thereof, or any other agreement or instrument governing Debt permitted to be incurred and outstanding hereunder, in each case so long as any such Restrictive Covenant is not materially more restrictive than the equivalent covenant under this Agreement, and (ii) the foregoing shall not apply to customary restrictions and conditions contained in (x) agreements relating to the sale of a Material Subsidiary pending such sale, provided such restrictions and conditions apply only to the Material Subsidiary that is sold and such sale is not prohibited hereunder, (y) Debt secured by a Lien permitted to be incurred hereunder if such restrictions and conditions apply only to the property or assets securing such Debt, or (z) agreements existing with respect to any Person or assets at the time such Person or assets are acquired not created in contemplation of such acquistion.

Section 3. Conditions to Effectiveness. This Amendment shall become effective on the date hereof (the “Effective Date”) when the Borrower, each Guarantor and Lenders constituting Required Lenders have duly executed and delivered this Amendment.

Section 4. Representations and Warranties. To induce the Lenders to enter into this Amendment, the Borrower represents and warrants to the Administrative Agent and Lenders that, as of the Effective Date:

(a) the execution, delivery and performance by the Borrower of this Amendment and the transactions contemplated hereby are within its corporate power, have been duly authorized by all necessary corporate or analogous action, and do not contravene (i) the Borrower’s Organization Documents, (ii) any applicable Laws or (iii) any material contractual restriction binding on or affecting the Borrower;

(b) no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required for the due execution, delivery and performance by the Borrower of this Amendment;

(c) each of this Amendment and the Loan Agreement, as amended hereby, when delivered by the Borrower hereunder, will be, the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its respective terms except that such enforcement may be limited by applicable Debtor Relief Laws;

(d) no Default or Event of Default shall exist, or would result from the execution, delivery or performance by the Borrower of this Amendment; and

(e) the representations and warranties of the Borrower as set forth in this Amendment and in the Loan Agreement, as amended hereby, are true and correct in all material respects on and as of the Effective Date as if made on and as of the Effective Date except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

Section 5. Miscellaneous.

(a) Confirmation of Loan Documents. Except as expressly provided in this Amendment, the Borrower hereby ratifies and confirms all of the terms and conditions of the Loan Agreement and the other Loan Documents to which it is a party and all documents, instruments and agreements related thereto, which remain in full force and effect. Each Guarantor hereby ratifies and confirms all of the terms and conditions of its Guarantee and all documents, instruments and agreements related thereto, which remain in full force and effect after giving effect to this Amendment. The Borrower hereby reconfirms its obligations pursuant to the Loan Agreement to pay and reimburse the Administrative Agent for all costs and expenses (including without limitation, all Attorney Costs) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment to the extent required by Section 10.04 of the Loan Agreement, as amended hereby. The Loan Agreement, together with this Amendment, shall be read and construed as a single agreement. All references in the Loan Documents to the Loan Agreement or any other Loan Document shall hereafter refer to the Loan Agreement, as amended hereby, or any other Loan Document as amended hereby. This Amendment shall constitute a Loan Document.

(b) Limitation of this Amendment. The amendments set forth herein are effective solely for the purposes set forth herein and shall be limited precisely as written. Except as expressly provided herein, this Amendment shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of the Loan Agreement or any other Loan Document, or (ii) operate as a waiver or otherwise prejudice any right, power or remedy that the Administrative Agent or Lenders may now have or may have in the future under or in connection with the Loan Agreement or any other Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “herein”, “hereof” and words of like import and each reference in the Loan Agreement and the Loan Documents to the Loan Agreement shall mean the Loan Agreement as amended hereby. This Amendment shall be construed in connection with and as part of the Loan Agreement.

(c) Captions. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

(d) Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

(e) Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Receipt by facsimile or electronic transmission of any executed signature page to this Amendment shall constitute effective delivery of such signature page.

(f) Successors and Assigns. This Amendment shall be binding upon and shall inure to the sole benefit of the Borrowers, the Administrative Agent and the Lenders and their respective successors and assigns.

(g) References. Any reference to the Loan Agreement contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the date first above written.

HARRIS CORPORATION, as Borrower

By:	/s/ Miguel A. Lopez
Name:	Miguel A. Lopez
Title:	Senior Vice President and
Chief Financial Officer

By:	/s/ Charles J. Greene
Name:	Charles J. Greene
Title:	Vice President, Tax and Treasurer

EXELIS INC., as Guarantor

By:	/s/ Charles J. Greene
Name:	Charles J. Greene
Title:	President

HSBC Bank USA, National Association, as a Lender

By:	/s/ Santiago Riviere
Name:	Santiago Riviere
Title:	Senior Vice President

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Mukesh Singh
Name:	Mukesh Singh
Title:	Vice President

U.S. Bank National Association, as a Lender

By:	/s/ John T. Pearson
Name:	John T. Pearson
Title:	Vice President

CITIBANK, N.A., as a Lender

By:	/s/ James M. Walsh
Name:	James M. Walsh
Title:	Vice President & Managing Director

FIFTH THIRD BANK, as a Lender

By:	/s/ Aaron M. Mays
Name:	Aaron M. Mays
Title:	Vice President

TD BANK N.A., as a Lender

By:	/s/ Craig Welch
Name:	Craig Welch
Title:	Senior Vice President

The Bank of New York Mellon, as a Lender

By:	/s/ Jeffrey Dears
Name:	Jeffrey Dears
Title:	Vice President

The Northern Trust Company, as a Lender

By:	/s/ Sarah Sigfusson
Name:	Sarah Sigfusson
Title:	Officer

SOCIETE GENERALE, as a Lender

By:	/s/ Kimberly Metzger
Name:	Kimberly Metzger
Title:	Director

SunTrust Bank, as a Lender

By:	/s/ Mark Kelley
Name:	Mark Kelley
Title:	Managing Director

Wells Fargo Bank, National Association, as a Lender

By:	/s/ Adam Spreyer
Name:	Adam Spreyer
Title:	Vice President